Exhibit 99.01

NuStar Energy L.P. Announces 12% Increase in Second Quarter 2018 Net Income

Second Quarter 2018 Distributable Cash Flow Increases 36%

Permian Crude System Throughput Volumes Exit July at Over 300,000 Barrels Per Day

$600 Million Equity Financing and Merger of General Partner Completed

SAN ANTONIO, August 7, 2018 – For the second quarter of 2018, NuStar Energy L.P. (NYSE: NS) reported net income applicable to common limited partners of $13.7 million, or $0.15 per unit, up $9.3 million from $4.4 million in the second quarter 2017, while earnings before interest, taxes, depreciation and amortization (EBITDA) were $157.1 million, up 11% from $141.1 million for the second quarter 2017.

Distributable Cash Flow (DCF) available to common limited partners was $82.1 million for the second quarter of 2018, up $21.8 million or 36% compared to $60.3 million in the second quarter of 2017. The distribution coverage ratio to the common limited partners for the second quarter of 2018 was 1.28 times, and 1.45 times for the six months ended June 30, 2018.

“Our Permian Crude System continues to grow and perform and was the primary contributor to a strong second quarter for NuStar. During the second quarter of 2018, the Permian Crude System averaged pipeline receipts of over 266,000 barrels per day (BPD) and exited July at over 300,000 BPD. Since our acquisition of the Permian Crude System in May of 2017 volumes are up 140%, significantly higher than the overall growth in the Permian basin of 46% during the same period. Based on our producers’ expectations, we expect our Permian Crude System to continue to drive our partnership’s growth and exit 2018 between approximately 360,000 and 380,000 BPD,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P.

Completed Merger with General Partner

“On July 20, 2018, we completed the merger with our general partner. By simplifying our corporate structure and eliminating the incentive distribution rights, we immediately lowered our cost of capital, which will allow us to build on the strength of our superior asset base with less dependence on the capital markets,” said Barron. “We also created a more efficient and transparent structure, which was a key component of our comprehensive plan to position NuStar for long-term financial strength and allow us to successfully de-lever and deliver strong, sustainable distribution coverage in the future.”

Completed $600 million of Equity Financing

“In two separate closings, one in late June and the second in early July, we closed on the private placement of $590 million of Series D cumulative convertible preferred units. In late June, we also closed on the issuance of $10 million of common units to Bill Greehey, our chairman. We used the net proceeds from these transactions to pay down borrowings under our revolver, which allowed us to significantly improve our leverage metrics,” said Barron.

Conference Call Details

A conference call with management is scheduled for 10:00 a.m. CT today, August 7, 2018, to discuss the financial and operational results for the second quarter of 2018. The conference call may be accessed by dialing toll-free 844/889-7787, reservation passcode 6187415. International callers may access the conference call by dialing 661/378-9931, reservation passcode 6187415. The Partnership intends to have a playback available following the conference call, which may be accessed by dialing toll-free 855/859-2056, reservation passcode 6187415. International callers may access the playback by dialing 404/537-3406, reservation passcode 6187415. The playback will be available until 1:00 p.m. CT on September 6, 2018.

Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly at https://edge.media-server.com/m6/p/rtc4vkz9 or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com.

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NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation. NuStar currently has more than 9,700 miles of pipeline and 82 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids. The partnership’s combined system has more than 97 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2017 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

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NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Statement of Income Data:
Revenues:
Service revenues	$302,131	$283,700	$593,544	$550,162
Product sales	184,073	151,788	368,541	372,756
Total revenues	486,204	435,488	962,085	922,918
Costs and expenses:
Costs associated with service revenues:
Operating expenses (excluding depreciation and amortization expense)	131,672	116,400	240,556	217,426
Depreciation and amortization expense	73,613	65,402	143,510	120,073
Total costs associated with service revenues	205,285	181,802	384,066	337,499
Cost of product sales	170,849	144,479	347,577	352,285
General and administrative expenses	27,981	33,604	47,755	58,199
Other depreciation and amortization expense	2,251	2,199	4,369	4,392
Total costs and expenses	406,366	362,084	783,767	752,375
Operating income	79,838	73,404	178,318	170,543
Interest expense, net	(48,936)	(45,612)	(96,708)	(82,026)
Other income, net	1,412	88	81,164	228
Income before income tax expense	32,314	27,880	162,774	88,745
Income tax expense	2,915	1,630	7,242	4,555
Net income	$29,399	$26,250	$155,532	$84,190

Net income applicable to common limited partners	$13,705	$4,364	$121,200	$42,816
Basic net income per common unit	$0.15	$0.05	$1.30	$0.51
Basic weighted-average common units outstanding	93,192,238	90,345,469	93,187,038	84,526,506

Other Data (Note 1):
EBITDA	$157,114	$141,093	$407,361	$295,236
DCF available to common limited partners	$82,057	$60,267	$173,789	$149,209

	June 30,		December 31,
	2018	2017	2017
Balance Sheet Data:
Total debt	$3,443,366	$3,521,939	$3,648,059
Partners’ equity and series D preferred units	$2,827,188	$2,501,049	$2,480,089

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Pipeline:
Refined products pipelines throughput (barrels/day)	565,740	531,529	548,910	522,820
Crude oil pipelines throughput (barrels/day):	839,574	558,182	815,568	483,909
Total throughput (barrels/day)	1,405,314	1,089,711	1,364,478	1,006,729
Throughput and other revenues	$150,276	$126,740	$287,066	$247,980
Operating expenses	48,706	40,197	91,047	73,271
Depreciation and amortization expense	38,591	33,675	75,246	56,813
Segment operating income	$62,979	$52,868	$120,773	$117,896
Storage:
Throughput (barrels/day)	331,917	337,518	337,892	326,327
Throughput terminal revenues	$20,141	$22,122	$40,157	$42,812
Storage terminal revenues	137,309	136,437	272,621	263,178
Total revenues	157,450	158,559	312,778	305,990
Operating expenses	78,244	70,783	144,069	132,922
Depreciation and amortization expense	35,022	31,727	68,264	63,260
Segment operating income	$44,184	$56,049	$100,445	$109,808
Fuels Marketing:
Product sales and other revenue	$180,483	$153,918	$366,321	$376,620
Cost of product sales	172,724	147,013	351,401	357,612
Gross margin	7,759	6,905	14,920	19,008
Operating expenses	4,855	6,616	5,696	13,579
Segment operating income	$2,904	$289	$9,224	$5,429
Consolidation and Intersegment Eliminations:
Revenues	$(2,005)	$(3,729)	$(4,080)	$(7,672)
Cost of product sales	(1,875)	(2,534)	(3,824)	(5,327)
Operating expenses	(133)	(1,196)	(256)	(2,346)
Total	$3	$1	$—	$1
Consolidated Information:
Revenues	$486,204	$435,488	$962,085	$922,918
Costs associated with service revenues:
Operating expenses	131,672	116,400	240,556	217,426
Depreciation and amortization expense	73,613	65,402	143,510	120,073
Total costs associated with service revenues	205,285	181,802	384,066	337,499
Cost of product sales	170,849	144,479	347,577	352,285
Segment operating income	110,070	109,207	230,442	233,134
General and administrative expenses	27,981	33,604	47,755	58,199
Other depreciation and amortization expense	2,251	2,199	4,369	4,392
Consolidated operating income	$79,838	$73,404	$178,318	$170,543

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)

Note 1: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as one of the factors in its compensation determinations. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of EBITDA, DCF and distribution coverage ratio:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$29,399	$26,250	$155,532	$84,190
Interest expense, net	48,936	45,612	96,708	82,026
Income tax expense	2,915	1,630	7,242	4,555
Depreciation and amortization expense	75,864	67,601	147,879	124,465
EBITDA	157,114	141,093	407,361	295,236
Interest expense, net	(48,936)	(45,612)	(96,708)	(82,026)
Reliability capital expenditures	(21,913)	(10,380)	(41,795)	(15,402)
Income tax expense	(2,915)	(1,630)	(7,242)	(4,555)
Mark-to-market impact of hedge transactions (a)	(437)	(563)	(231)	(3,149)
Unit-based compensation (b)	1,783	1,618	3,120	3,706
Preferred unit distributions	(16,245)	(9,950)	(32,235)	(14,763)
Insurance gain adjustment (c)	10,609	—	(55,753)	—
Other items	2,997	(1,095)	(1,587)	(1,369)
DCF	$82,057	$73,481	$174,930	$177,678
Less DCF available to general partner	—	13,214	1,141	28,469
DCF available to common limited partners	$82,057	$60,267	$173,789	$149,209

Distributions applicable to common limited partners	$64,205	$101,869	$120,121	$203,782
Distribution coverage ratio (d)	1.28x	0.59x	1.45x	0.73x

(a)
DCF excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF when the contracts are settled.

(b)
We intend to satisfy the vestings of equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c)
For the second quarter of 2018, DCF includes an adjustment for reliability capital expenditures incurred for hurricane repairs at our St. Eustatius terminal that were offset by insurance proceeds received in the first quarter.

(d)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.